UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 23, 2010

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Jessie J. Knight, Jr., who currently is an Executive Vice President of Sempra Energy, will relinquish that position to succeed Debra L. Reed as Chief Executive Officer of San Diego Gas & Electric Company (“SDG&E”), effective April 3, 2010.  Also on that date, Mr. Knight will succeed Ms. Reed as a director and Chairman of the Board of Directors of SDG&E.  Ms. Reed will become an Executive Vice President of Sempra Energy.

Also effective April 3, 2010, Mark A. Snell, Executive Vice President and Chief Financial Officer of Sempra Energy, will succeed Michael R. Niggli as a director of SDG&E.  Mr. Niggli will continue to serve as Chief Operating Officer and will also become the President of SDG&E.  In addition, on April 3, 2010, Javade Chaudhri, Executive Vice President and General Counsel of Sempra Energy, and Joseph A. Householder, Senior Vice President and Chief Accounting Officer of Sempra Energy, will also become directors of SDG&E.

SDG&E is an indirect subsidiary of Sempra Energy.

None of the individuals becoming directors of SDG&E has any relationship with, nor has any of them engaged in any transactions with, SDG&E that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: March 29, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer